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                                                                    EXHIBIT 16.1


                                                            [ANDERSON LOGO]

April 5, 2002
                                                            ARTHUR ANDERSEN LLP

Office of the Chief Accountant                              225 Franklin Street
Securities and Exchange Commission                          Boston MA 02110-2812
450 Fifth Street, N.W.
Washington, D.C. 20549                                      Tel 617 330 4000
                                                            Fax 617 453 0731

Dear Sir/Madam:

We have read paragraphs two and three of Item 4 included in the Form 8-K dated April 5, 2002 of Forrester Research, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements.

Very truly yours,

/s/ Arthur Andersen LLP
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    Arthur Andersen

cc: Mr. Warren Hadley, CFO Forrester Research, Inc.